Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Six Months Ended June 30, 2006
(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 1,386	$ 2,333	$ 1,394	$ 653	$ 148	$ (20)	$ (72)	$ 5,822

Cost of Sales and Other Operating Expenses	1,015	1,993	1,057	526	139	19	(4)	4,745

Depreciation & Amortization	147	133	13	22	6	-	7	328

Operating Income (Loss)	224	207	324	105	3	(39)	(75)	749

Other Income (Expense), Net	13	(1)	-	(10)	3	(2)	(4)	(1)

Income (Loss) before Interest & Taxes (1)	237	206	324	95	6	(41)	(79)	748

Net Interest Expense (2)	52	19	31	4	-	2	41	149

Income Tax Expense (Benefit)	73	80	108	34	(9)	(21)	(61)	204

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	24	-	-	24

Discontinued Operations	-	-	-	-	-	-	209	209

Net Income (Loss)	$ 112	$ 107	$ 185	$ 57	$ 39	$ (22)	$ 150	$ 628

Six Months Ended June 30, 2005

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 1,160	$ 2,181	$ 904	$ 686	$ 137	$ -	$ (198)	$ 4,870

Cost of Sales and Other Operating Expenses	864	1,822	792	547	127	15	(90)	4,077

Depreciation & Amortization	131	132	14	18	6	-	13	314

Operating Income (Loss)	165	227	98	121	4	(15)	(121)	479

Other Income (Expense), Net	1	(1)	(1)	-	(1)	-	7	5

Income (Loss) before Interest & Taxes (1)	166	226	97	121	3	(15)	(114)	484

Net Interest Expense (2)	31	18	12	8	-	1	59	129

Income Tax Expense (Benefit)	47	81	30	46	-	(6)	(157)	41

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	26	-	-	26

Discontinued Operations	-	-	-	-	-	-	4	4

Net Income (Loss)	$ 88	$ 127	$ 55	$ 67	$ 29	$ (10)	$ (12)	$ 344

(1) Management believes "Income before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended June 30, 2006
(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 664	$ 908	$ 614	$ 257	$ 72	$ (20)	$ (9)	$ 2,486

Cost of Sales and Other Operating Expenses	459	735	479	212	68	9	16	1,978

Depreciation & Amortization	80	67	6	11	3	-	4	171

Operating Income (Loss)	125	106	129	34	1	(29)	(29)	337

Other Income (Expense), Net	11	(1)	1	(10)	2	(1)	(7)	(5)

Income (Loss) before Interest & Taxes (1)	136	105	130	24	3	(30)	(36)	332

Net Interest Expense (Income) (2)	33	4	15	(2)	-	1	14	65

Income Tax Expense (Benefit)	38	43	46	9	(11)	(14)	(15)	96

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	14	-	-	14

Discontinued Operations	-	-	-	-	-	-	188	188

Net Income (Loss)	$ 65	$ 58	$ 69	$ 17	$ 28	$ (17)	$ 153	$ 373

Three Months Ended June 30, 2005
(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 539	$ 940	$ 446	$ 309	$ 73	$ -	$ (84)	$ 2,223

Cost of Sales and Other Operating Expenses	403	773	391	248	69	8	(29)	1,863

Depreciation & Amortization	66	66	7	10	3	-	6	158

Operating Income (Loss)	70	101	48	51	1	(8)	(61)	202

Other Income (Expense), Net	(2)	-	(1)	(6)	(1)	-	7	(3)

Income (Loss) before Interest & Taxes (1)	68	101	47	45	-	(8)	(54)	199

Net Interest Expense (2)	19	9	6	3	-	-	26	63

Income Tax Expense (Benefit)	20	34	15	20	(1)	(3)	(52)	33

Equity in Income of Certain Unconsolidated Subsidiaries	-	-	-	-	15	-	1	16

Discontinued Operations	-	-	-	-	-	-	2	2

Net Income (Loss)	$ 29	$ 58	$ 26	$ 22	$ 16	$ (5)	$ (25)	$ 121

(1) Management believes "Income before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.